UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 26, 2016
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0001672326	81-2235304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

Yuma Delaware Merger Subsidiary, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 10, 2016, Yuma Energy, Inc., a California corporation (“Yuma California”), Yuma Energy, Inc., a Delaware corporation and wholly-owned subsidiary of Yuma California (the “Company”), Delaware Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Subsidiary”), and Davis Petroleum Acquisition Corp. (“Davis”) entered into an agreement and plan of merger and reorganization, as subsequently amended on September 2, 2016 (the “Merger Agreement”), providing for the merger of Yuma California with and into the Company (the “Reincorporation Merger”) and the merger of Merger Subsidiary with and into Davis (the “Merger”). The Reincorporation Merger and the Merger were consummated on October 26, 2016. In connection with the Reincorporation Merger, Yuma California converted each outstanding share of its 9.25% Series A Cumulative Redeemable Preferred Stock, no par value per share (the “Series A Preferred Stock”), into 35 shares of its common stock, no par value per share (the “Yuma California Common Stock”), and then each share of Yuma California Common Stock was exchanged for one-twentieth of one share of common stock, $0.001 par value per share, of the Company (the “Common Stock”). In connection with the Merger, the Company issued approximately 7,455,000 shares of Common Stock to former holders of common stock of Davis and approximately 1,754,000 shares of Series D Convertible Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”), of the Company, to former holders of Davis preferred stock. After the Reincorporation Merger and the Merger, the Company had approximately 12,201,000 shares of Common Stock issued and outstanding.

Item 1.01.
Entry into a Material Definitive Agreement.

Credit Facility

In connection with the closing of the Merger Agreement, on October 26, 2016, the Company and three of its subsidiaries, as the co-borrowers, entered into a Credit Agreement providing for a $75.0 million three-year senior secured revolving credit facility (the “Credit Agreement”) with Société Générale (“SocGen”), as administrative agent, SG Americas Securities, LLC (“SG Americas”), as lead arranger and bookrunner, and the Lenders signatory thereto (collectively with SocGen, the “Lender”).

The initial borrowing base of the credit facility is $44.0 million, and is subject to redetermination on April 1st and October 1st of each year with the initial redetermination on January 1, 2017. The amounts borrowed under the Credit Agreement bear annual interest rates at either (a) the London Interbank Offered Rate (“LIBOR”) plus 3.00% to 4.00% or (b) the prime lending rate of SocGen plus 2.00% to 3.00%, depending on the amount borrowed under the credit facility and whether the loan is drawn in U.S. dollars or Euro dollars. Principal amounts outstanding under the credit facility are due and payable in full at maturity on October 26, 2019. All of the obligations under the Credit Agreement, and the guarantees of those obligations, are secured by substantially all of the Company’s assets. Additional payments due under the Credit Agreement include paying a commitment fee to the Lender in respect of the unutilized commitments thereunder. The commitment rate is 0.50% per year of the unutilized portion of the borrowing base in effect from time to time. The Company is also required to pay customary letter of credit fees.

The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to incur additional indebtedness, create liens on assets, make investments, enter into sale and leaseback transactions, pay dividends and distributions or repurchase its capital stock, engage in mergers or consolidations, sell certain assets, sell or discount any notes receivable or accounts receivable, and engage in certain transactions with affiliates.

In addition, the Credit Agreement requires the Company to maintain the following financial covenants: a current ratio of not less than 1.0 to 1.0, total debt to earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses (“EBITDAX”) ratio of not greater than 3.5 to 1.0, and interest expense for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date of determination to be less than 2.75 to 1.0. EBITDAX is defined in the Credit Agreement as, for any period, the sum of consolidated net income for such period plus the following expenses or charges to the extent deducted from consolidated net income in such period: interest, income taxes, depreciation, depletion, amortization, non-cash losses as a result of changes in fair market value of derivatives, and oil and gas exploration and abandonment expenses, extraordinary or non-recurringlosses, other non-cash charges reducing consolidated net income for such period, minus non-cash income included in consolidated net income and any extraordinary or non-recurring items increasing consolidated net income for such period. The Credit Agreement contains customary affirmative covenants and defines events of default for credit facilities of this type, including failure to pay principal or interest, breach of covenants, breach of representations and warranties, insolvency, judgment default, and a change of control. Upon the occurrence and continuance of an event of default, the Lender has the right to accelerate repayment of the loans and exercise its remedies with respect to the collateral.

The foregoing description of the Credit Agreement is qualified in its entirety by the terms of the Credit Agreement, a copy of which is included with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Indemnification Agreements

In connection with the consummation of the Reincorporation Merger and the Merger, on October 26, 2016, the Board of Directors (the “Board”) of the Company approved the form of indemnification agreement to be entered into with each of the Company’s executive officers and directors (each, an “Indemnification Agreement” and collectively, the “Indemnification Agreements”) pursuant to which the Company agrees to indemnify such individuals in connection with claims brought against them in their capacities as officers and directors of the Company. Each Indemnification Agreement also provides each individual with, among other things, certain expense advancement rights in legal proceedings so long as such individual undertakes to repay the advancement if it is later determined that such individual is not entitled to be indemnified.

The preceding is a summary of the material provisions of the Indemnification Agreements and is qualified in its entirety by reference to the complete text of the form of Indemnification Agreement included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

As required under the Merger Agreement, on October 26, 2016, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Sam L. Banks, RMCP PIV DPC, LP, RMCP PIV DPC II, LP, Davis Petroleum Investment, LLC, Sankaty Davis, LLC, Paul-ECP2 Holdings, LP, HarbourVest Partners VIII – Buyout Fund L.P., Dover Street VII L.P., Michael S. Reddin, Thomas E. Hardisty, Susan J. Davis, Gregory P. Schneider, and Steven Enger (collectively, the “Stockholders”), pursuant to which the Company agreed to register, at its cost, with the Securities and Exchange Commission (the “SEC”) the resale of the Common Stock issued to such holders of Common Stock and the Common Stock issued upon conversion of the Series D Preferred Stock. The Company has agreed to file a shelf registration statement (the “Shelf Registration Statement”) with the SEC within 180 days after the closing of the Merger. The Stockholders may request registration no more than three time during any twelve (12) consecutive months, of shares having an estimated offering price of greater than $5.0 million. No request may be made after the fourth anniversary of the effectiveness of the Shelf Registration Statement. In addition, if the Company files a registration statement within four years of the effectiveness of the Shelf Registration Statement, it must offer to the Stockholders the opportunity to include the resale of their shares in the registration statement, subject to customary qualifications and limitations.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the terms of the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Lock-up Agreements

As required under the Merger Agreement, on October 26, 2016, the Company entered into a Lock-up Agreement (the “Lock-up Agreement”) with the Stockholders, pursuant to which the Stockholders are restricted for a period of 180 days (the “Lock-up Period”) after the closing of the Merger from offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, lending or otherwise transferring or disposing of any shares of Common Stock, Series D Preferred Stock or any other class of the Company’s capital stock (collectively, “Capital Stock”) or any other securities convertible into or exercisable or exchangeable for any Capital Stock, whether now owned or hereafter acquired by the undersigned during the Lock-Up Period or with respect to which the undersigned has or hereafter acquires the power of disposition during the Lock-Up Period, or enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock. The foregoing restrictions will not apply to certain other transfers customarily excepted.

The foregoing description of the Lock-up Agreement is qualified in its entirety by the terms of the Lock-up Agreement, a form of Lock-up Agreement is attached to this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference.

Item 2.01.
Completion of Acquisition or Disposition of Assets.

On February 10, 2016 and as amended on September 2, 2016 (the “First Amendment”), Yuma California, the Company, Merger Subsidiary, and Davis entered into the Merger Agreement pursuant to which (i) Yuma California would merge with and into the Company (the “Reincorporation Merger”), the separate corporate existence of Yuma California would cease and the Company would be the successor or surviving corporation of the Reincorporation Merger, and (ii) following the Reincorporation Merger, Merger Subsidiary would merge with and into Davis (the “Merger”), with Davis being the successor or surviving corporation of the Merger and a wholly owned subsidiary of the Company. The Reincorporation Merger and the Merger were completed on October 26, 2016. The Company issued press releases regarding the Reincorporation Merger and the Merger, which are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Immediately prior to the consummation of the Reincorporation Merger, each share of Series A Preferred Stock was converted into 35 shares of Yuma California Common Stock, which included any accrued and unpaid dividends on the Series A Preferred Stock as of immediately prior to the consummation of the Reincorporation Merger. The conversion was approved by the shareholders of Yuma California.

As part of the consummation of the Reincorporation Merger, a 1-for-20 reverse stock split was effected, whereby (i) each share of Yuma California Common Stock was converted into one-twentieth of one share of Common Stock; (ii) each option to acquire Yuma California Common Stock granted pursuant to Yuma California 2006 Equity Incentive Plan (the “2006 Plan”) and outstanding immediately prior to the consummation of the Reincorporation Merger was automatically converted into the right to receive one-twentieth of one share of Common Stock for each share of Yuma California Common Stock subject to such option, on the same terms and conditions applicable to the option to purchase Common Stock, except that the exercise price of such option was multiplied by twenty; (iii) each outstanding share of restricted stock of Yuma California granted pursuant to the Yuma California 2011 Stock Option Plan (the “2011 Plan”) or Yuma California’s 2014 Long-Term Incentive Plan (the “2014 Plan”) was automatically converted into the right to receive one-twentieth of one share of Common Stock, on the same terms applicable to such restricted stock award; and (iv) each stock appreciation right granted pursuant to the 2014 Plan outstanding immediately prior to the consummation of the Reincorporation Merger, whether vested or unvested, exercisable or unexercisable, was automatically converted into the right to receive one-twentieth of one share of Common Stock for each share of Yuma California Common Stock subject to such stock appreciation right, on the same terms and conditions applicable to the stock appreciation right, except that the exercise price was multiplied by twenty.

Upon consummation of the Merger, Davis became a wholly owned subsidiary of the Company and holders of Davis common stock received, in exchange for such shares of common stock approximately 61.1% or approximately 7,455,000 shares of the outstanding shares of Common Stock and the holders of Davis preferred stock received approximately 1,754,000 shares of the Company’s Series D Convertible Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”), with a liquidation preference of approximately $19.4 million and a conversion rate of $11.0471176 per share as described in the Certificate of Designation of the Series D Preferred Stock (the “Certificate of Designation”) filed with the Delaware Secretary of State on October 26, 2016.

The foregoing description of the Reincorporation Merger and the Merger is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement and the First Amendment, included with this Current Report on Form 8-K as Exhibit 2.1 and Exhibit 2.1(a), respectively, and incorporated herein by reference.

The foregoing description of the Certificate of Designation is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Certificate of Designation, included with this Current Report on Form 8-K as Exhibit 3.3 and incorporated herein by reference.

Immediately following the consummation of the Merger, the Company had approximately 12,201,000 shares of Common Stock issued and outstanding. The Common Stock began trading on the NYSE MKT under the symbol “YUMA” on October 27, 2016. Pursuant to Rule 12g-3(a) adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Yuma became the successor issuer of the Company and thereby assumed its obligations under Section 12(b) of the Exchange Act.

Item 2.03.
Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As discussed in Item 1.01, in connection with the closing of the Merger, on October 26, 2016, the Company entered into the Credit Agreement. The description under the heading “Credit Agreement” under Item 1.01 is incorporated herein by reference. The Credit Agreement is included with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 3.02.
Unregistered Sales of Equity Securities.

As discussed in Item 2.01 of this Current Report on Form 8-K, the Company issued to the former holders of Davis preferred stock approximately 1,754,000 shares of Series D Preferred Stock. The issuance of the Series D Preferred Stock was exempt from registration as a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, among other exemptions.

Item 3.03.
Material Modification to Rights of Security Holders.

See Item 5.03 which is incorporated by reference in response to this Item 3.03.

Item 4.01.
Changes in Registrant’s Certifying Accountant.

PricewaterhouseCoopers LLP (“PWC”) served as the independent registered public accounting firm for Davis (and its subsidiaries) as of and for the fiscal years ended December 31, 2015 and 2014, and through the closing of the Merger. Grant Thornton LLP (“Grant Thornton”) served as the independent registered public accounting firm for Yuma California. Upon closing of the Merger, it was determined that Grant Thornton would serve as the independent registered public accounting firm for the Company. The decision to engage Grant Thornton following the Merger was made by the audit committee of the Company’s board of directors as of October 26, 2016 and effective November 1, 2016.

PWC’s report on Davis’ financial statements as of and for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the period of PWC’s engagement by Davis, and the subsequent interim period preceding PWC’s dismissal, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of PWC, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of PWC’s engagement and the subsequent interim period preceding PWC’s dismissal.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period preceding the engagement of Grant Thornton, Davis did not consult Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Davis’ financial statements, and either a written report was provided to the Company or oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company will provide PWC with a copy of the disclosures made pursuant to this Item 4.01 and will regquest that PWC furnish a letter addressed to the SEC stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree and the Company will include such letter in an amendment to this Current Report on Form 8-K.

Item 5.01.
Change in Control of Registrant.

Information regarding consummation of the Merger set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein. The Merger resulted in a change of control of the Company.

Immediately following the consummation of the Merger described in Item 2.01, the former holders of common stock of Davis held approximately 61.1% of the total outstanding Common Stock.

Information with respect to the appointment of executive officers and directors of the Company following consummation of the Merger is set forth in Item 5.02 below, which information is incorporated herein by reference.

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation and Appointment of Directors and Officers

Pursuant to the terms of the Merger Agreement, the Board was expanded from five members to seven members. In accordance with the Merger Agreement, Yuma California appointed three directors and Davis appointed four directors. Immediately following the effective time of the Merger, the Company’s directors and executive officers consist of four of the current directors of Yuma, one of whom was nominated by Davis, three new independent directors nominated by Davis, and all of Yuma California’s current executive officers.

The following table lists the names and ages and positions of the individuals who were appointed to serve as directors and executive officers of Yuma upon completion of the Merger.

Name	Age	Position
Sam L. Banks	66	Director, President and Chief Executive Officer
Paul D. McKinney	57	Executive Vice President and Chief Operating Officer
James J. Jacobs	38	Chief Financial Officer, Treasurer and Corporate Secretary

James W. Christmas	68	Director
Stuart E. Davies	46	Director
Frank A. Lodzinski	67	Director
Neeraj Mital	50	Director
Richard K. Stoneburner	62	Non-Executive Chairman of the Board of Directors
J. Christopher Teets	43	Director

Ben T. Morris, a former director of Yuma, resigned at the effective time of the Merger as provided in the Merger Agreement and not because of any disagreement with Yuma.

Following the consummation of the Merger, the Board appointed the following directors to serve on the following committees of the Board:

Audit Committee
James W. Christmas (Chairman)
Stuart E. Davies
J. Christopher Teets

Compensation Committee
J. Christopher Teets (Chairman)
Frank A. Lodzinski
Richard K. Stoneburner

Nominating Committee
Neeraj Mital (Chairman)
James W. Christmas
Stuart E. Davies

The Board has affirmatively determined that each of Messrs. Christmas, Davies, Lodzinski, Mital, Stoneburner and Teets are independent under the rules of the NYSE MKT.

The directors of Company are divided into three classes, designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first regularly scheduled annual meeting of stockholders following the effective date of the Merger, the term of office of the initial Class II directors shall expire at the second annual meeting of stockholders following the effective date of the Merger and the term of office of the initial Class III directors shall expire at the third annual meeting of stockholders following the effective date of the Merger. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the effective date of the Merger, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Other than as set forth herein, there are no agreements to retain the same directors for purposes of the first annual meeting of stockholders or any subsequent meeting of stockholders. See Amendment E under Item 5.03 for information concerning the possible termination of the classified board of directors arrangement described above.

Director	Class	Term Expires
James W. Christmas	Class I	first annual meeting of stockholders following the effective date of the Merger
Richard K. Stoneburner	Class III	third annual meeting of stockholders following the effective date of the Merger
Sam L. Banks	Class III	third annual meeting of stockholders following the effective date of the Merger
Stuart E. Davies	Class I	first annual meeting of stockholders following the effective date of the Merger
Neeraj Mital	Class II	second annual meeting of stockholders following the effective date of the Merger
J. Christopher Teets	Class II	second annual meeting of stockholders following the effective date of the Merger
Frank A. Lodzinski	Class III	third annual meeting of stockholders following the effective date of the Merger

Set forth below are descriptions of the backgrounds of the executive officers and directors of the Company following the Merger and their principal occupations for the past five years.

Sam L. Banks has been the Company’s or its predecessor’s Chief Executive Officer and Chairman of the Board of Directors since September 10, 2014 and also President since October 10, 2014. He was the Chief Executive Officer and Chairman of the board of directors of Yuma Co. and its predecessor since 1983. He was also the founder of Yuma Co. He has 38 years of experience in the oil and gas industry, the majority of which he has been leading Yuma Co. Prior to founding Yuma Co., he held the position of Assistant to the President of Tomlinson Interests, a private independent oiland gas company. Mr. Banks graduated with a Bachelor of Arts from Tulane University in New Orleans, Louisiana, in 1972, and in 1976 he served as Republican Assistant Finance Chairman for the re-election of President Gerald Ford, under former Secretary of State, Robert Mosbacher.

Paul D. McKinney has been the Company’s or its predecessor’s Executive Vice President and Chief Operating Officer since October 2014. Mr. McKinney served as a petroleum engineering consultant for Yuma’s predecessor from June 2014 to September 2014 and for Yuma from September 2014 to October 2014. Mr. McKinney served as Region Vice President, Gulf Coast Onshore, for Apache Corporation from 2010 through 2013, where he was responsible for the development and all operational aspects of the Gulf Coast region for Apache. Prior to his role as Region Vice President, Mr. McKinney was Manager, Corporate Reservoir Engineering, for Apache from 2007 through 2010. From 2006 through 2007, Mr. McKinney was Vice President and Director, Acquisitions& Divestitures for Tristone Capital, Inc. Mr. McKinney commenced his career with Anadarko Petroleum Corporation and held various positions with Anadarko over a 23 year period from 1983 to 2006, including his last title as Vice President of Reservoir Engineering, Anadarko Canada Corporation. Mr. McKinney has a Bachelor of Science degree in Petroleum Engineering from Louisiana Tech University.

James J. Jacobs has been the Company’s or its predecessor’s Chief Financial Officer, Treasurer and Corporate Secretary since December 2015. He served as Yuma’s Vice President – Corporate and Business Development immediately prior to his appointment as Chief Financial Officer in December 2015 and has been with Yuma since 2013. He has 15 years of experience in the financial services and energy sector. In 2001, Mr. Jacobs worked as an Energy Analyst at Duke Capital Partners. In 2003, Mr. Jacobs worked as a Vice President of Energy Investment Banking at Sanders Morris Harris where he participated in capital markets financing, mergers and acquisitions, corporate restructuring and private equity transactions for various sized energy companies. From 2006 through 2013, Mr. Jacobs was the Chief Financial Officer, Treasurer and Secretary at Houston America Energy Corp., where he was responsible for financial accounting and reporting for U.S. and Colombian operations, as well as capital raising activities. Mr. Jacobs graduated with a Master’s Degree in Professional Accounting and a Bachelor of Business Administration from the University of Texas in 2001.

James W. Christmas has served as a director and member of Yuma California’s audit and compensation committees since September 10, 2014 and will continue as a director and member of the Audit Committee. He has served as a director of Yuma Co. since November 2013. Mr. Christmas began serving as a director of Petrohawk Energy Corporation (“Petrohawk”) on July 12, 2006, effective upon the merger of KCS Energy, Inc. (“KCS”) into Petrohawk. He continued to serve as a director, and as Vice Chairman of the Board of Directors, for Petrohawk until BHP Billiton acquired Petrohawk in August 2011. He also served on the audit committee and the nominating and corporate governance committee. Mr. Christmas served as a member of the Board of Directors of Petrohawk, a wholly-owned subsidiary of BHP Billiton, and as chair of the financial reporting committee of such board from August 2013 through September 2014. Since February 2012, Mr. Christmas has served on the board of directors of Halcón Resources Corporation (“Halcón”) as Lead Outside Director and serves as chairman of its audit committee. On January 29, 2014, Mr. Christmas was appointed to the Board of Directors of Rice Energy, Inc., and serves as chairman of its audit committee and as a member of its compensation committee. He also serves on the Advisory Board of the Tobin School of Business of St. John’s University. He served as President and Chief Executive Officer of KCS from 1988 until April 2003 and Chairman of the Board and Chief Executive Officer of KCS until its merger into Petrohawk. Mr. Christmas was a Certified Public Accountant in New York and was with Arthur Andersen & Co. from 1970 until 1978 before leaving to join National Utilities & Industries (“NUI”), a diversified energy company, as Vice President and Controller. He remained with NUI until 1988, when NUI spun out its unregulated activities that ultimately became part of KCS. As an auditor and audit manager, controller and in his role as CEO of KCS, Mr. Christmas was directly or indirectly responsible for financial reporting and compliance with SEC regulations, and as such has extensive experience in reviewing and evaluating financial reports, as well as in evaluating executive and board performance and in recruiting directors. He has extensive experience in oil and gas company growth issues, with a focus on capital structure and business development strategies. Prior to his appointment as a Director, Mr. Christmas was a Board Advisor to Yuma Co. from August 2012 through November 2013. Mr. Christmas received a bachelor’s degree in accounting and an honorary degree of commercial science from St. John’s University.

Stuart E. Davies, CFA, has served as a director of the Company since October 26, 2016. Previously, he served as a director of Davis from 2006 through October 26, 2016.  Mr. Davies also serves as a Managing Director at Bain Capital Credit (“BCC”). Mr. Davies joined Bain Capital Credit in 1999. He is a Managing Director and the Chief Investment Officer of BCC’s Opportunistic Credit business. He serves as the Portfolio Manager for the BCC's Credit Opportunities funds and BCC’s separate accounts in opportunistic credit. Prior to his current role, Mr. Davies was responsible for investments in the Metals and Mining sectors and ran BCC’s Middle Market Group from 1999 to 2008. Previously, he worked at the Prudential Capital Group, where he originated private placements and managed a portfolio of private placement investments primarily in the industrial manufacturing, mining, and service industries. In addition to serving as a Director of Davis, Mr. Davies serves as a Director of White Oak Energy and an Advisor of Nicolet Capital Partners, LLC. Mr. Davies is a Chartered Financial Analyst. He received an M.B.A. from the MIT Sloan School of Management and a B.A. from Yale University.

Frank A. Lodzinski has served as a director and member of Yuma California’s audit committee since September 10, 2014 and will continue as a director and member of the Compensation Committee of the Company. He has served as a director of Yuma Co. since August 2012. He has more than 44 years of oil and gas industry experience. In 1984, Mr. Lodzinski formed Energy Resource Associates, Inc., which acquired management and controlling interests in oil and gas limited partnerships, joint ventures and producing properties. Certain partnerships were exchanged for common shares of Hampton Resources Corporation in 1992, which Mr. Lodzinski joined as a director and President. Hampton was sold in 1995 to Bellwether Exploration Company. In 1996, Mr. Lodzinski formed Cliffwood Oil & Gas Corp. and in 1997, Cliffwood shareholders acquired a controlling interest in Texoil, Inc., where Mr. Lodzinski served as a director, Chief Executive Officer and President. In 2001, Mr. Lodzinski was appointed a director, Chief Executive Officer and President of AROC, Inc., to manage the restructuring and ultimate liquidation of that company. In 2003, AROC completed a monetization of oil and gas assets with an institutional investor and began a plan of liquidation. In 2004, Mr. Lodzinski formed Southern Bay Energy, LLC, the general partner of Southern Bay Oil & Gas, L.P., which acquired the residual assets of AROC, Inc., where he served as the managing member and President of Southern Bay Energy, LLC upon its formation. The Southern Bay entities were merged into GeoResources in April 2007. Mr. Lodzinski served as a director, Chief Executive Officer and President of GeoResources, Inc. from April 2007 until its merger with Halcón in August 2012. He served as President and Chief Executive Officer of Oak Valley Resources, LLC from its formation in December 2012 until the closing of its strategic combination with Earthstone Energy, Inc. (“Earthstone”) in December 2014. Since December 2014, Mr. Lodzinski has served as Chairman, President and Chief Executive Officer of Earthstone. He holds a BSBA degree in Accounting and Finance from Wayne State University in Detroit, Michigan.

Neeraj Mital has served as a director of the Company since October 26, 2016. Previously, he served as a director of Davis from 2009 through October 26, 2016. He was formerly a Senior Managing Director of Evercore Partners Inc., a New York-based global investment banking advisory and investment management firm, and Co-Head of its private equity business. Mr. Mital has twenty-seven years of experience in principal investing and mergers and acquisitions. Prior to joining Evercore in 1998, he was a Managing Director at The Blackstone Group. From 1989 through 1991, Mr. Mital was withSalomon Brothers Inc. Prior to joining Salomon Brothers, he was a CPA with Price Waterhouse. Mr. Mital has also served on the Board of Directors of Sentral Energy, Ltd. since 2015 and alliantgroup, LP since 2006. He received a B.S. in economics from The Wharton School at the University of Pennsylvania.

Richard K. Stoneburner has served as a director and member of Yuma California’s compensation committee since September 10, 2014 and will continue to serve as a director and member of the Compensation Committee of the Company. He has served as a director of Yuma Co. since November 2013. He began his career as a geologist in 1977. Mr. Stoneburner joined Petrohawk Energy in 2003, where he led Petrohawk’s exploration program from 2005 to 2007 prior to serving as the company’s President and COO from 2007 to 2011. When BHP Billiton acquired Petrohawk in 2011, he was appointed President of the North America Shale Production Division where he managed operations in the Fayetteville Shale, the Haynesville Shale, the Eagle Ford Shale, and the Permian Basin divisions. Mr. Stoneburner currently serves on the Board of Directors of Tamboran Resources Limited and serves as a Managing Director to the private equity firm Pine Brook Partners. Prior to his appointment as Director, Mr. Stoneburner was a Board Advisor to Yuma Co. from July 2013 through November 2013. Mr. Stoneburner has a bachelor’s degree in geology from the University of Texas and a master’s degree in geological sciences from Wichita State University.

J. Christopher Teets has served as director of the Company since October 26, 2016. He has been a partner of Red Mountain Capital Partners LLC (“Red Mountain”), an investment management firm, since February 2005. Before joining Red Mountain, Mr. Teets was an investment banker at Goldman, Sachs & Co. Mr. Teets joined Goldman, Sachs & Co. in 2000 and was made a Vice President in 2004. Prior to Goldman, Sachs & Co., Mr. Teets worked in the investment banking division of Citigroup. Mr. Teets has also served as a director of Marlin Business Services Corp., since May 2010, as a director of Nature’s Sunshine Products, Inc., since December 2015 and as a director of Air Transport Services Group, Inc. since February 2009. Mr. Teets also previously served as a director of Encore Capital Group, Inc. from May 2007 until June 2015, and Affirmative Insurance Holdings, Inc., from August 2008 until September 2011. He holds a bachelor’s degree from Occidental College and an MSc degree from the London School of Economics.

Employment Agreements

Mr. Banks entered into an employment agreement with a predecessor to Yuma California on October 1, 2012 (the “Banks Employment Agreement”) and as amended on October 26, 2016 (the “Banks Amendment”). Mr. Jacobs entered into an employment agreement with a predecessor to Yuma California on July 15, 2013 (the “Jacobs Employment Agreement”). Mr. McKinney (with Messrs. Banks and Jacobs, collectively, the “officers”) entered into an employment agreement with Yuma California on October 14, 2014 (the “McKinney Employment Agreement”) and as amended on March 12, 2015 (the “McKinney Amendment” and collectively with the Banks Employment Agreement, the Banks Amendment, the Jacobs Employment Agreement and the McKinney Employment Agreement, the “employment agreements”).

Under the terms of the employment agreements, which were assumed by the Company upon the closing of the Reincorporation Merger, Messrs. Banks, Jacobs and McKinney currently receive annual base salaries in the amount of $425,000, $275,000, and $350,000, respectively, subject to any increase the Compensation Committee may deem appropriate from time to time. In addition, the officers are eligible to receive one or more annual cash bonuses and grants of stock options, stock appreciation rights, restricted stock or other equity-related awards from the Company’s equity compensation plans, as determined by the Compensation Committee. Each of the employment agreements of Messrs. Banks and Jacobs is on a month-to-month basis and may be terminated with 60 days’ notice. Mr. McKinney’s employment agreement provides that it may not be terminated during the initial term of two years beginning on October 14, 2014, except for his resignation due to illness, death or termination by the Company for cause (as defined in the employment agreement).

The employment agreements include severance provisions that apply upon certain involuntary terminations of employment. As a condition to the payment of any severance benefit described below, the Company may require the officer to execute and not revoke a release of claims in favor of the Company. The employment agreements also contain certain restrictive covenants, including the obligation not to compete against the Company and a confidentiality requirement. In the event the officer violates these restrictive covenants, the Company may cease paying all severance benefits to the officer and may recover an amount equal to any severance benefits previously paid to the officer under the agreement.

The employment agreements provide that in the event of a termination of employment by the Company for cause or by the officer without good reason, the officer will be entitled to accrued but unpaid base salary and benefits through the date of termination but will forfeit any other compensation from the Company.

In the event that Mr. Banks’ employment is terminated by him for good reason (as defined in his employment agreement), then he will be entitled to receive (i) any earned but unpaid bonus, (ii) continued payments of base salary for a period of 24 months, assuming continued compliance with restrictive covenants and execution and non-revocation of a release of claims, and (iii) either the provision of continued participation in the Company’s health insurance plans or the payment of Mr. Banks’ premiums for continued health insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), for a period of 24 months.

The employment agreements also contain customary confidentiality and non-solicitation provisions. The non-solicitation provisions of the employment agreements prohibit the officers from soliciting for employment any employee of the Company or any person who was an employee of the Company. This prohibition applies during the officer’s employment with the Company and for two years following the termination of his employment and extends to offers of employment for his own account or benefit or for the account or benefit of any other person, firm or entity, directly or indirectly.

The foregoing description of the Banks Employment Agreement, the Banks Amendment, the Jacobs Employment Agreement, the McKinney Employment Agreement and the McKinney Amendment are qualified in their entirety by the terms of such agreements, a copy of which are attached to this Current Report on Form 8-K as Exhibit 10.5, Exhibit 10.5(a), Exhibit 10.6, Exhibit 10.7 and Exhibit 10.7(a), respectively, and are incorporated herein by reference.

Assumption and Amendment of the Yuma Energy, Inc. 2014 Long-Term Incentive Plan

At its meeting on February 10, 2016, the Board approved the assumption of the 2014 Plan, which became effective as of October 26, 2016 upon the closing of the Reincorporation Merger (the “2014 Plan Effective Date”). As part of the Merger, Yuma California’s shareholders approved an amendment (the “2014 Plan Amendment”) to the 2014 Plan, which increased the shares available under the 2014 Plan by 2,050,000 shares and approved award limits after accounting for the 1-for-20 reverse stock split.

Eligible Individuals. The persons eligible to receive awards are the employees, consultants and directors of the Company and its affiliates (other than individuals who were employed by, or providing services to, the Company or its subsidiaries at the time the Reincorporation Merger was consummated).

Administration. The 2014 Plan is administered by the Compensation Committee. The Compensation Committee has full authority to select the individuals who will receive awards, to determine the form and amount of each of the awards to be granted and to establish the terms and conditions of the awards.

Shares Issuable and Award Limits. Following the Plan Effective Date, there were approximately 76,358 shares of Common Stock that were subject to outstanding restricted stock awards and approximately 102,806 shares of Common Stock that were subject to stock appreciation rights granted by Yuma California and that were assumed by the Company. After the Reincorporation Merger, there are approximately 2,128,066 shares of Common Stock available for awards under the 2014. In order to reflect the reverse stock split as part of the Reincorporation Merger, one (1) share of Common Stock was exchanged for every twenty (20) shares of Yuma California Common Stock, appropriate adjustments were made to the number of shares issuable upon vesting of restricted stock awards.

Amendment and Termination. The Board may amend or terminate the 2014 Plan at any time, subject to stockholder approval to the extent required to satisfy any applicable law or securities exchange listing requirements. No amendment, modification or termination of the 2014 Plan will adversely affect any award previously granted pursuant to the 2014 Plan without the participant’s consent.

Assumed Awards. The table set forth below summarizes the unvested restricted stock awards under the 2014 Plan that were assumed by the Company and held by individuals who became named executive officers of the Company following consummation of the Reincorporation Merger:

Name	Title	Number of Shares of Common Stock Underlying Unvested Restricted Stock Awards Granted Under the 2014 Plan (#)(1)	Number of Shares of Common Stock Underlying the Stock Appreciation Right Awards Granted Under the 2014 Plan (#)(1)(2)
Sam L. Banks	President and Chief Executive Officer	23,227	19,020
Paul D. McKinney	Executive Vice President and Chief Operating Officer	18,057	15,651
James J. Jacobs	Chief Financial Officer	10,922	8,944

(1) As adjusted to reflect the 1-for-20 reverse stock split.
(2) Exercise price for each of the stock appreciation right is $12.10 per share after accounting for the 1-for-20 reverse stock split.

Additional details of the 2014 Plan are included in the registration statement on Form S-4 declared effective by the SEC on September 22, 2016, under the heading “Amendment to the Yuma 2014 Long-Term Incentive Plan Proposal.” The foregoing description of the 2014 Plan and the 2014 Plan Amendment are qualified in their entirety by the terms of the 2014 Plan and the 2014 Plan Amendment, a copy of which are attached to this Current Report on Form 8-K as Exhibit 10.8 and Exhibit 10.8(a), respectively, and are incorporated by reference herein.

Amendment and Assumption of the Yuma 2011 Stock Option Plan

At its meeting on February 10, 2016, the Board approved the assumption of the Yuma 2011 Stock Option Plan (the “2011 Plan”), which became effective as of October 26, 2016 upon the closing of the Reincorporation Merger (the “2011 Plan Effective Date”). The amendment of the 2011 Plan was intended to reflect the assumption of the 2011 Plan by the Company.

Eligible Individuals. The persons eligible to receive awards are the employees, consultants and directors of the Company and its affiliates (other than individuals who were employed by, or providing services to, the Company or its subsidiaries at the time the Reincorporation Merger was consummated).

Administration. The 2011 Plan is administered by the Compensation Committee. The Compensation Committee has full authority to select the individuals who will receive awards, to determine the form and amount of each of the awards to be granted and to establish the terms and conditions of the awards.

Shares Issuable and Award Limits. Following the Plan Effective Date, there were approximately 2,878 shares of Common Stock that were subject to outstanding restricted stock awards granted by Yuma California or its predecessor and that were assumed by the Company. Further, on September 11, 2014, the board of directors of Yuma California determined that no additional awards would be granted under the 2011 Plan.

In order to reflect the reverse stock split as part of the Reincorporation Merger, one (1) share of Common Stock was exchanged for every twenty (20) shares of Yuma California Common Stock, appropriate adjustments were made to the number of shares issuable upon vesting of restricted stock awards.

Amendment and Termination. The Board may amend or terminate the 2011 Plan at any time, subject to stockholder approval to the extent required to satisfy any applicable law or securities exchange listing requirements. No amendment, modification or termination of the 2011 Plan will adversely affect any award previously granted pursuant to the 2011 Plan without the participant’s consent.

Assumed Awards. The table set forth below summarizes the unvested restricted stock awards under the 2011 Plan that were assumed by the Company and held by individuals who became named executive officers of the Company following consummation of the Reincorporation Merger:

Name	Title	Number of Shares of Common Stock Underlying Unvested Restricted Stock Awards Granted Under the 2011 Plan (#)*
Sam L. Banks	President and Chief Executive Officer	1,893
Paul D. McKinney	Executive Vice President and Chief Operating Officer	-
James J. Jacobs	Chief Financial Officer	707

* As adjusted to reflect the 1-for-20 reverse stock split.

The foregoing description of the 2011 Plan is qualified in its entirety by the terms of the 2011 Plan, a copy of which is included with this Current Report on Form 8-K as Exhibit 10.9 and is incorporated herein by reference.

Amendment and Assumption of the Yuma 2006 Equity Incentive Plan

At its meeting on February 10, 2016, the Board approved the assumption of the Yuma 2006 Equity Incentive Plan (the “2006 Plan”), which became effective as of October 26, 2016 upon the closing of the Reincorporation Merger (the “2006 Plan Effective Date”). The amendment of the 2006 Plan was intended to reflect the assumption of the 2006 Plan by the Company.

Eligible Individuals. The persons eligible to receive awards are the employees, consultants and directors of the Company and its affiliates (other than individuals who were employed by, or providing services to, the Company or its subsidiaries at the time the Reincorporation Merger was consummated).

Administration. The 2011 Plan is administered by the compensation committee of the Board (the “Compensation Committee”). The Compensation Committee has full authority to select the individuals who will receive awards, to determine the form and amount of each of the awards to be granted and to establish the terms and conditions of the awards.

Shares Issuable and Award Limits. Following the Plan Effective Date, there were approximately 5,000 shares of Common Stock that were subject to outstanding stock option awards granted by Yuma California or its predecessor and that were assumed by the Company. Further, on September 11, 2014, the board of directors of Yuma California determined that no additional awards would be granted under the 2006 Plan.

In order to reflect the reverse stock split as part of the Reincorporation Merger, one (1) share of Common Stock was exchanged for every twenty (20) shares of Yuma California Common Stock, appropriate adjustments were made to the number of shares issuable upon vesting of stock option awards along with adjustments to the exercise price.

Amendment and Termination. The Board may amend or terminate the 2006 Plan at any time, subject to stockholder approval to the extent required to satisfy any applicable law or securities exchange listing requirements. No amendment, modification or termination of the 2006 Plan will adversely affect any award previously granted pursuant to the 2006 Plan without the participant’s consent.

Assumed Awards. None of the awards assumed by the Company under the 2006 Plan are held by individuals who became named executive officers of the Company following consummation of the Reincorporation Merger:

The foregoing description of the 2006 Plan is qualified in its entirety by the terms of the 2006 Plan, a copy of which is included with this Current Report on Form 8-K as Exhibit 10.10 and is incorporated herein by reference.

Item 5.03.
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the consummation of the Reincorporation Merger and effective October 26, 2016, the Company filed an amendment (the “Amendment”) to its Certificate of Incorporation to change its name from Yuma Delaware Merger Subsidiary, Inc. to Yuma Energy, Inc. and subsequently filed the Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) with the Delaware Secretary of State. In addition, effective October 26, 2016, the Company adopted the Amended and Restated Bylaws of the Company (the “Bylaws”).

The summary of the Amendment, the Restated Certificate and the Bylaws are qualified in their entirety by the terms of the Amendment, the Restated Certificate and the Bylaws, which are included with this Current Report on Form 8-K as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.4, respectively, and they and incorporated herein by reference.

In connection with consummation of the Merger and effective October 26, 2016, the Company filed with the Delaware Secretary of State a Certificate of Designation of the Series D Convertible Preferred Stock (the “Certificate of Designation”). The Certificate of Designation is included with this Current Report on Form 8-K as Exhibit 3.3 and incorporated by reference herein.

Item 5.05.
Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective October 26, 2016, the Company adopted its Corporate Code of Business Conduct and Ethics (the “Code”).

A copy of the Code is filed as Exhibit 14 to this Current Report on Form 8-K and incorporated herein by reference.

The Company intends to post the Code on its website at www.yumaenergyinc.com and to post any amendments to or any waivers from a provision of the Code on its website.

Item 8.01.
Other Events

On October 26, 2016, the Company issued press releases disclosing the voting results from the special meeting of shareholders of Yuma California and announcing the closing of the Reincorporation Merger and the Merger with Davis. A copy of the press releases are included with this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01.
Financial Statements and Exhibits

(a)
Financial Statements of Business Acquired.

The financial statements of Davis required by Regulation S-X will be filed by amendment to this Current Report on Form 8-K. The amendment will be filed with the SEC no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed with the SEC.

(b)
Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of this Current Report on Form 8-K are not being filed herewith. The pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K, with respect to the Merger described in Item 2.01 herein, will be filed by amendment no later than 71 days after the date on which the Merger was completed.

(d)
Exhibits.

The following exhibits are included with this Current Report on form 8-K:

Exhibit No.	Description

2.1
Agreement and Plan of Merger and Reorganization dated as of February 10, 2016, by and among Yuma Energy, Inc., Yuma Delaware Merger Subsidiary, Inc., Yuma Merger Subsidiary, Inc. and Davis Petroleum Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on February 16, 2016).

2.1(a)
First Amendment to the Agreement and Plan of Merger and Reorganization dated as of September 2, 2016, by and among Yuma Energy, Inc., Yuma Delaware Merger Subsidiary, Inc., Yuma Merger Subsidiary, Inc. and Davis Petroleum Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on September 6, 2016).

3.1	Amendment to the Certificate of Incorporation of Yuma Energy, Inc. dated October 26, 2016.

3.2	Amended and Restated Certificate of Incorporation of Yuma Energy, Inc. dated October 26, 2016.

3.3	Certificate of Designation of the Series D Convertible Preferred Stock of Yuma Energy, Inc. dated October 26, 2016.

3.4	Amended and Restated Bylaws of Yuma Energy, Inc. dated October 26, 2016.

10.1
Credit Agreement dated as of October 26, 2016, among Yuma Energy, Inc., Yuma Exploration and Production Company, Inc., Pyramid Oil LLC, Davis Petroleum Corp., Société Générale, SG Americas Securities, LLC and the lenders party thereto.

10.2	Form of Indemnification Agreement.

10.3	Registration Rights Agreement dated October 26, 2016.

10.4	Form of Lock-up Agreement.

10.5
Employment Agreement dated October 1, 2012 between Yuma Energy, Inc. and Sam L. Banks (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on August 4, 2014).

10.5(a)	First Amendment to the Employment Agreement dated October 26, 2016, between Yuma Energy, Inc. and Sam L. Banks.

10.6
Employment Agreement dated July 15, 2014, between Yuma Energy, Inc. and James J. Jacobs (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4 filed by the Registrant with the SEC on June 17, 2016).

10.7
Employment Agreement dated October 14, 2014, between Yuma Energy, Inc. and Paul D. McKinney (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on November 14, 2014).

10.7(a)
Amendment to the Employment Agreement dated March 12, 2015, between Yuma Energy, Inc. and Paul D. McKinney (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on March 17, 2015).

10.8
Yuma Energy, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on September 16, 2014).

10.8(a)	Amendment to the Yuma 2014 Long-Term Incentive Plan dated October 26, 2016.

10.9
Yuma Energy, Inc. 2011 Stock Option Plan (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on September 16, 2014).

10.10
Yuma Energy, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on July 21, 2011).

14	Code of Ethics.

99.1	Press release announcing completion of Reincorporation Merger dated October 26, 2016.

99.2	Press release announcing completion of the Merger with Davis dated October 26, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

	By:	/s/ Sam L. Banks
	Name:	Sam L. Banks
Date: November 1, 2016	Title:	President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

2.1
Agreement and Plan of Merger and Reorganization dated as of February 10, 2016, by and among Yuma Energy, Inc., Yuma Delaware Merger Subsidiary, Inc., Yuma Merger Subsidiary, Inc. and Davis Petroleum Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on February 16, 2016).

2.1(a)
First Amendment to the Agreement and Plan of Merger and Reorganization dated as of September 2, 2016, by and among Yuma Energy, Inc., Yuma Delaware Merger Subsidiary, Inc., Yuma Merger Subsidiary, Inc. and Davis Petroleum Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on September 6, 2016).

3.1	Amendment to the Certificate of Incorporation of Yuma Energy, Inc. dated October 26, 2016.

3.2	Amended and Restated Certificate of Incorporation of Yuma Energy, Inc. dated October 26, 2016.

3.3	Certificate of Designation of the Series D Convertible Preferred Stock of Yuma Energy, Inc. dated October 26, 2016.

3.4	Amended and Restated Bylaws of Yuma Energy, Inc. dated October 26, 2016.

10.1
Credit Agreement dated as of October 26, 2016, among Yuma Energy, Inc., Yuma Exploration and Production Company, Inc., Pyramid Oil LLC, Davis Petroleum Corp., Société Générale, SG Americas Securities, LLC and the lenders party thereto.

10.2	Form of Indemnification Agreement.

10.3	Registration Rights Agreement dated October 26, 2016.

10.4	Form of Lock-up Agreement.

10.5
Employment Agreement dated October 1, 2012 between Yuma Energy, Inc. and Sam L. Banks (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on August 4, 2014).

10.5(a)	First Amendment to the Employment Agreement dated October 26, 2016, between Yuma Energy, Inc. and Sam L. Banks.

10.6
Employment Agreement dated July 15, 2014, between Yuma Energy, Inc. and James J. Jacobs (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4 filed by the Registrant with the SEC on June 17, 2016).

10.7
Employment Agreement dated October 14, 2014, between Yuma Energy, Inc. and Paul D. McKinney (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on November 14, 2014).

10.7(a)
Amendment to the Employment Agreement dated March 12, 2015, between Yuma Energy, Inc. and Paul D. McKinney (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on March 17, 2015).

10.8
Yuma Energy, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on September 16, 2014).

10.8(a)	Amendment to the Yuma 2014 Long-Term Incentive Plan dated October 26, 2016.

10.9
Yuma Energy, Inc. 2011 Stock Option Plan (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on September 16, 2014).

10.10
Yuma Energy, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on July 21, 2011).

14	Code of Ethics.

99.1	Press release announcing completion of Reincorporation Merger dated October 26, 2016.

99.2	Press release announcing completion of the Merger with Davis dated October 26, 2016.